UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 14, 2018

Xplore Technologies Corp.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35696	26-0563295
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

8601 RR 2222, Building II, Suite 100

Austin, Texas  78730

(Address of Principal Executive Offices, including Zip Code)

Registrant’s Telephone Number, including Area Code:

(512) 336-7797

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

As previously disclosed, Xplore Technologies Corp., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), dated July 5, 2018, with Zebra Technologies Corporation, a Delaware corporation (“Parent”), and Wolfdancer Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Parent (“Purchaser”). A copy of the Merger Agreement is incorporated in this Current Report on Form 8-K by reference to Exhibit 2.1 of the Company’s Current Report on Form 8-K, filed on July 5, 2018. Capitalized terms used but not defined in this Current Report on Form 8-K have the meaning set forth in the Merger Agreement.

Pursuant to the Merger Agreement, and upon the terms and subject to the conditions thereof, on July 17, 2018, Parent and Purchaser commenced a cash tender offer (the “Offer”) to purchase all of the Company’s outstanding shares of common stock, par value $0.001 per share (the “Shares”), at a purchase price of $6.00 per share (the “Offer Price”), net to the seller in cash, without interest thereon and less any applicable withholding taxes.

The Offer and withdrawal rights expired as scheduled at 12:00 midnight, New York city time, at the end of the day on August 13, 2018 (the “Expiration Time”). American Stock Transfer and Trust Company, LLC, the depositary for the Offer (the “Depositary”) advised Purchaser that, as of the expiration of the Offer, a total of 9,923,943 Shares had been validly tendered and not properly withdrawn in the Offer (not including 216,646 Shares tendered pursuant to notices of guaranteed delivery), representing approximately 73.1% of the Fully Diluted Shares. The number of Shares validly tendered and not properly withdrawn pursuant to the Offer satisfies the Minimum Condition. All conditions to the Offer having been satisfied, Purchaser has accepted for payment and will promptly pay for all Shares validly tendered into and not properly withdrawn from the Offer.

On August 14, 2018 (the “Closing Date”), pursuant to the terms of the Merger Agreement, and in accordance with Section 251(h) of the Delaware General Corporation Law (the “DGCL”), Purchaser merged with and into the Company, with the Company being the surviving corporation (the “Merger”).

Pursuant to the Merger Agreement, at the Effective Time:

•

Each Share that was outstanding immediately prior to the Effective Time (other than (i) Canceled Shares (as defined below), and (ii) Shares as to which the holder thereof has properly demanded and not otherwise lost appraisal rights in accordance with Section 262 of the DGCL (“Dissenting Shares”)) was converted into the right to receive cash in an amount equal to the Offer Price, upon surrender of the certificate representing such Share (or, in the case of a lost, stolen or destroyed certificate, upon delivery of an appropriate affidavit and/or indemnity, if required by Parent) or non-certificated Share represented by book-entry, in each case in the manner provided in the Merger Agreement;

•

Each Share that was owned by the Company as treasury stock immediately prior to the Effective Time, each Share owned by Parent, Purchaser or any subsidiary of Parent at the commencement of the Offer and that was owned immediately prior to the Effective Time, and each Share irrevocably accepted for purchase by Purchaser in the Offer (collectively, the “Canceled Shares”) was canceled and ceased to exist, and no consideration was paid in exchange therefor; and

•	Each share of common stock of Purchaser outstanding immediately prior to the Effective Time was converted into one share of common stock of the Surviving Corporation.

As a result of Merger, the Company became a wholly owned subsidiary of Parent. The aggregate cash consideration paid by Parent in the Offer and Merger was approximately $74.6 million. Parent and Purchaser funded the consideration paid to stockholders in the Offer and pursuant to the Merger through Parent’s cash on hand and borrowings under its existing credit facilities.

The foregoing summary description of the Merger Agreement and the transactions conducted thereunder does not purport to be complete and is qualified in its entirety by reference to the terms of the Merger Agreement.

Item 1.02.	Termination of a Material Definitive Agreement.

Concurrently with the consummation of the Merger, the Company repaid in full all amounts outstanding pursuant to, and terminated, the Loan and Security Agreement, dated as of April 17, 2017, as amended from time to time, by and among the Company, Xplore Technologies Corporation of America and Bank of America, N.A.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The information set forth under the Introductory Note of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On the Closing Date, in connection with the consummation of the Merger, the Company notified NASDAQ Stock Market LLC (“NASDAQ”) that the Merger had been consummated and requested that the trading of its shares on NASDAQ be suspended prior to market open on the Closing Date and that the listing of its shares on NASDAQ be withdrawn. In addition, the Company requested that NASDAQ file with the Securities and Exchange Commission a notification on Form 25 to report the delisting of the Shares from NASDAQ and to deregister its shares under Section 12(b) of the Securities Exchange Act of 1934, as amended.

Item 3.03.	Material Modification to Rights of Security Holders.

The information set forth in the Introductory Note and under Items 3.01 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01.	Changes in Control of Registrant.

The information set forth in the Introductory Note is incorporated by reference into this Item 5.01.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the consummation of the Merger, each of Thomas B. Pickens III, Andrea Goren, Robert N. McFarland, Kent Misemer and Donald F. Neville ceased to be Directors of the Company, and Michael Cho, Olivier Leonetti and Jim Kaput became the directors of the Company, each to hold office in accordance with the certificate of incorporation and bylaws of the Company until their respective successors are duly elected or appointed and qualified.

In connection with the consummation of the Merger, each of the officers of the Company prior to the Effective Time, including Tom Wilkinson (Chief Executive Officer), Patrick McClain (Chief Financial Officer), John Graff (Chief Revenue Officer) and Tim Dehne (Chief Operating Officer) resigned and the following officers of Purchaser as of immediately prior to the Effective Time became the officers of the Company:

Name	Title
Michael Cho	President
Olivier Leonetti	Vice President and Treasurer
Jim Kaput	Vice President and Secretary

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the terms of the Merger Agreement, at the Effective Time, (i) the Company’s certificate of incorporation, as in effect immediately prior to the Effective Time, was amended and restated in its entirety to read identically to the certificate of incorporation of Purchaser, as in effect immediately prior to the Effective Time (the “Certificate of Incorporation”) and (ii) the Bylaws of Purchaser, as in effect immediately prior to the Effective Time, were amended and restated to read in their entirety as set forth on Exhibit C to the Merger Agreement and became the Bylaws of the Surviving Corporation (the “Bylaws”).

Copies of the Certificate of Incorporation and the Bylaws are filed as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Third Amended and Restated Certificate of Incorporation of Xplore Technologies Corp.
3.2	Second Amended and Restated ByLaws of Xplore Technologies Corp.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned thereunto duly authorized.

Xplore Technologies Corp.

Date: August 14, 2018	By:	/s/ Jim Kaput
Name: Jim Kaput
Title: Vice President and Secretary